EXHIBIT 99.1
Spherion Announces the Departure of General Counsel
FORT LAUDERDALE, Fla., May 3 /PRNewswire-FirstCall/ — Spherion Corporation (NYSE: SFN), a recruiting, staffing and workforce solutions provider, today announced that Lisa G. Iglesias, senior vice president and general counsel, is leaving the Company to pursue another opportunity, effective May 18, 2007. Thad Florence, assistant general counsel, will assume interim leadership of the department.
Roy Krause, Spherion president and chief executive officer, said, “We wish Lisa the very best in her future endeavors and appreciate the contributions she made to Spherion, especially her leadership in implementing and maintaining our strong corporate governance practices.”
Thad Florence joined Spherion in 2000 and has over 10 years of staffing industry experience. He received his law degree from the University of Wisconsin.
About Spherion
Spherion Corporation (NYSE: SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has screened and placed millions of individuals in temporary, temp- to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing nearly 300,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions — natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation — we may be exposed to employment-related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation — government regulation may increase our costs; International operations — we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions - managing or integrating any future acquisitions may strain our resources; and Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
SOURCE Spherion Corporation
CONTACT: Media, Kip Havel, +1-800-422-3819, kiphavel@spherion.com, or Investors, Teri Miller, +1-954-308-8216, terilmiller@spherion.com